EXHIBIT 99.16

Green Innovations Appoints First Member to Strategic Advisory Board – GNIN Adds Shanghai-Based Tree-Free Pioneer to Growing Advisory Team

Miami, Florida – February 5, 2013 – Green Innovations Ltd. (OTCQB: GNIN) (OTCBB: GNIN) (“Green Innovations” or the “Company”) is pleased to announce that its wholly-owned subsidiary, Green Hygienics, Inc. (“Green Hygienics”), has appointed the first member to its recently formed Strategic Advisory Board.

“The last few months have been very exciting and productive for Green Innovations and Green Hygienics. A Strategic Advisory Board will help to take advantage of the momentum that we have started to build,” stated Bruce Harmon, Chief Executive Officer of Green Innovations. “The Strategic Advisory Board is intended to complement our existing team with additional experts that can offer guidance to the Company as we execute our growth strategy going forward.”

First to join the Company’s Strategic Advisory Board is Mr. Kalpesh Parmar, a Shanghai-based entrepreneur with more than 15 years of global business operations, sales, and marketing experience. Mr. Parmar is considered a pioneer in the “Tree-Free Paper” sector and has been credited as a primary inventor of many “Tree-Free” bamboo products like copy paper, diapers, and feminine hygiene products. In 2001, he founded American Hygienics Corporation (AHC), a privately-owned Shanghai-based company focused on developing and manufacturing hygienic wet wipes products for medical, industrial, and consumer applications. Mr. Parmar has since built AHC into the largest private label wet wipe export manufacturing facility in China and the largest manufacturer of bamboo-based wet wipes in the world, exporting products to over 45 countries with over 200 dedicated employees generating $70 million USD in revenue per year.

“I am amazed at the growth that Green Innovations has shown over the last three months. As a pioneer and leader in this industry, I see many similarities in the progress at Green Innovations to the way in which I started and grew AHC,” stated Kalpesh Parmar. “It is very exciting to have been invited to join their strategic advisory board and know that my many years of experience will be a huge benefit to the Company and their future growth. I look forward to bringing creative cutting edge ideas and products to Green Innovations and to help make them our best partner to date.”

Mr. Harmon continued, “We are extremely honored to have someone of Kalpesh’s caliber to become to first member of the Green Innovations Strategic Advisory Board. His extensive industry knowledge, experience, position, and insight into new potential high demand product opportunities should provide us with an immediate competitive advantage and help to further establish Green Innovations as a leading supplier in the tree-free and bamboo products sector.”

The Company anticipates the appointment of additional members to the Strategic Advisory Board over the next several weeks that will further enhance management’s ability to direct the future growth of the Company.

About Green Innovations Ltd.

Green Innovations Ltd., through its wholly-owned subsidiary Green Hygienics, Inc., is the exclusive licensed North American distributor of American Hygienics Corporation’s 100% tree-free bamboo-based product line, including personal care and paper-based goods. The Company provides consumers the opportunity to enjoy high-quality and performance eco-friendly goods from dedicated experts that have been producing bamboo products for over a decade, along with the cost-benefit of local raw material manufacturing, and the satisfaction of knowing that by using these products they are doing their part to reduce their carbon footprint and to continue the movement towards a more healthy and sustainable planet.

For further information regarding Green Innovations Ltd., contact:

Green Innovations Investor Relations
(866) 947-5567 (Toll-free)
E-mail: investor@greeninnovationsltd.com
Website: www.greeninnovationsltd.com

Forward-Looking Statements

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